Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$1,070,000.00	$137.82
Debt Securities	$525,000.00	$67.62
Debt Securities	$5,597,450.00	$720.95

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PRICING SUPPLEMENT Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-180289 Dated December 20, 2013

HSBC USA Inc. Trigger Autocallable Optimization Securities

$1,070,000 Securities Linked to the Common Stock of Caterpillar Inc. due on December 28, 2018

$525,000 Securities Linked to the Common Stock of International Business Machines Corporation due on December 28, 2018

$5,597,450 Securities Linked to the Common Stock of AT&T Inc. due on December 28, 2018

Investment Description

These Trigger Autocallable Optimization Securities (the ‘‘Securities’’) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) linked to the performance of the common stock of a specific company described herein (the ‘‘Underlying Stock”). The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations. The Securities are designed for investors who believe that the Official Closing Price of the Underlying Stock will remain flat or increase during the term of the Securities. If the Underlying Stock closes at or above the Initial Price on any Observation Date (quarterly, after one year), HSBC will automatically call the Securities and pay you a Call Price equal to the Principal Amount per Security plus a Call Return. The Call Return, and therefore the Call Price, increases the longer the Securities are outstanding. If by maturity the Securities have not been called, HSBC will either repay the full Principal Amount or, if the Underlying Stock closes below the Trigger Price on the Final Valuation Date, HSBC will repay less than the Principal Amount, if anything, resulting in a loss that is proportionate to the decline in the Official Closing Price of the Underlying Stock from the Trade Date to the Final Valuation Date. Investing in the Securities involves significant risks. The Securities do not pay any interest. You may lose some or all of your Principal Amount. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑	Call Return: HSBC will automatically call the Securities for a Call Price equal to the Principal Amount plus the applicable Call Return if the Official Closing Price of the Underlying Stock on any Observation Date is equal to or greater than the Initial Price. The Call Return, and therefore the Call Price, increases the longer the Securities are outstanding. If the Securities are not called, investors will have the potential for a loss at maturity.
❑	Contingent Repayment of Principal Amount at Maturity: If by maturity the Securities have not been called and the Underlying Stock does not close below the Trigger Price on the Final Valuation Date, HSBC will pay you the Principal Amount per Security at maturity. If the Underlying Stock closes below the Trigger Price on the Final Valuation Date, HSBC will repay less than the Principal Amount, if anything, resulting in a loss that is proportionate to the decline in the Official Closing Price of the Underlying Stock from the Trade Date to the Final Valuation Date. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates

Trade Date	December 20, 2013
Settlement Date[1]	December 31, 2013
Observation Dates[2]	Quarterly, beginning January 2, 2015
Final Valuation Date[2]	December 20, 2018
Maturity Date[2]	December 28, 2018

1We expect that delivery of the Securities will be made against payment for the Securities on the Settlement Date, which is more than three business days following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities more than three business days prior to the Settlement Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

2 See page 4 for additional details

The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities CAN have downside MARKET risk SIMILAR TO the Relevant Underlying Stock, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF THE PRINCIPAL AMOUNT at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING a DEBT OBLIGATION OF hsbc.  You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 6 OF THIS PRICING SUPPLEMENT AND THE MORE DETAILED ‘‘RISK FACTORS’’ BEGINNING ON PAGE S-1 OF THE ACCOMPANYING STOCK-LINKED UNDERLYING SUPPLEMENT AND BEGINNING ON PAGE S-3 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offerings

These terms relate to three separate Securities we are offering. The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof. Each of the three Securities has a different Initial Price and Trigger Price. Additionally, each of the three Securities has a different Call Return Rate, as listed below. The performance of one Security will not depend on the performance of any other Security.

Underlying Stock	Call Return Rate	Initial Price	Trigger Price	CUSIP	ISIN
Common stock of Caterpillar Inc. (“CAT”)	8.00% per annum.	$88.93	$59.58 which is 67.00% of the Initial Price rounded to two decimal places	40434B586	US40434B5865
Common stock of International Business Machines Corporation (“IBM”)	7.00% per annum.	$180.02	$140.42 which is 78.00% of the Initial Price rounded to two decimal places	40434B578	US40434B5782
Common stock of AT&T Inc. (“T”)	10.00% per annum.	$34.30	$22.21 which is 64.75% of the Initial Price rounded to two decimal places	40434B560	US40434B5600

See “Additional Information about HSBC USA Inc. and the Securities” on page 2 of this pricing supplement. The Securities offered will have the terms specified in the accompanying prospectus dated March 22, 2012, the accompanying prospectus supplement dated March 22, 2012, the accompanying Stock-Linked Underlying Supplement dated March 22, 2012 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Stock-Linked Underlying Supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Securities from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement for a description of the distribution arrangement.

The Estimated Initial Value of each Security on the Trade Date is $9.48 per Security with respect to the Securities linked to CAT, $9.51 per Security with respect to the Securities linked to IBM and $9.40 per Security with respect to the Securities linked to T, each of which is less than the price to public. The market value of the Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page 4 and “Key Risks” beginning on page 6 of this pricing supplement for additional information.

	Price to Public		Underwriting Discount		Proceeds to Us
Securities	Total	Per Security	Total	Per Security	Total	Per Security
Common stock of Caterpillar Inc.	$1,070,000.00	$10.00	$26,750.00	$0.25	$1,043,250.00	$9.75
Common stock of International Business Machines Corporation	$525,000.00	$10.00	$13,125.00	$0.25	$511,875.00	$9.75
Common stock of AT&T Inc.	$5,597,450.00	$10.00	$139,936.25	$0.25	$5,457,513.75	$9.75

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

UBS Financial Services Inc.	HSBC Securities (USA) Inc.

Additional Information about HSBC USA Inc. and the Securities

This pricing supplement relates to three separate Security offerings, each linked to one of the Underlying Stocks identified on the cover page. As a purchaser of a Security, you will acquire an investment instrument linked to an Underlying Stock. Although each Security offering relates to one of the Underlying Stocks identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of the Underlying Stocks, or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Stock-Linked Underlying Supplement dated March 22, 2012. If the terms of the Securities offered hereby are inconsistent with those described in the accompanying Stock-Linked Underlying Supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 6 of this pricing supplement and in “Risk Factors” beginning on page S-1 of the Stock-Linked Underlying Supplement and beginning on page S-3 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. HSBC urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and the Stock-Linked Underlying Supplement) with the SEC for the offerings to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and the Stock-Linked Underlying Supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and these offerings. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Stock-Linked Underlying Supplement dated March 22, 2012:
http://www.sec.gov/Archives/edgar/data/83246/000114420412016685/v306693_424b2.htm
♦	Prospectus supplement dated March 22, 2012:
http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm
♦	Prospectus dated March 22, 2012:
http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

As used herein, references to the “Issuer,” “HSBC”, “we,” “us” and “our” are to HSBC USA Inc. References to the “prospectus supplement” mean the prospectus supplement dated March 22, 2012, references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated March 22, 2012 and references to the “Stock-Linked Underlying Supplement” mean the Stock-Linked Underlying Supplement dated March 22, 2012.

2

Investor Suitability

The Securities may be suitable for you if:

♦ You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦ You are willing to make an investment where you could lose some or all of your initial investment and are willing to make an investment that may have the same downside market risk as the Underlying Stock.

♦ You are willing to invest in the Securities based on the Trigger Price indicated on the cover page of this pricing supplement.

♦ You believe the Final Price will not be below the Trigger Price on the Final Valuation Date, but you are willing to lose up to 100% of your principal if the Securities are not called and the Final Price is below the Trigger Price on the Final Valuation Date.

♦ You understand and accept that you will not participate in any appreciation in the price of the Underlying Stock and your potential return is limited to the applicable Call Return.

♦ You are willing to invest in the Securities based on the applicable Call Return Rate indicated on the cover hereof.

♦ You believe the Underlying Stock will remain flat or appreciate during the term of the Securities and the Official Closing Price of the Underlying Stock will be equal to or greater than the Initial Price on at least one Observation Date, including the Final Valuation Date.

♦ You are willing to hold Securities that will be automatically called on the earliest Observation Date on which the Official Closing Price is equal to or greater than the Initial Price, or you are otherwise willing to hold the Securities to maturity, a term of 5 years, and do not seek an investment for which there is an active secondary market.

♦ You accept the risk and return profile of these Securities, in contrast to conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating that would pay interest at prevailing market rates.

♦ You do not seek current income from your investment and are willing to forgo dividends paid on the Underlying Stock.

♦ You are willing to assume the credit risk associated with HSBC, as Issuer of the Securities, and understand that if HSBC defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦ You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦ You are not willing to make an investment in which you could lose some or all of your Principal Amount, and you are not willing to make an investment that may have the same downside market risk as the Underlying Stock.

♦ You are not willing to invest in the Securities based on the Trigger Price indicated on the cover page of this pricing supplement.

♦ You believe the Securities will not be called and the Final Price will be below the Trigger Price on the Final Valuation Date.

♦ You seek an investment that is designed to return your full Principal Amount at maturity.

♦ You seek an investment that participates in the full appreciation in the price of the Underlying Stock or that has unlimited return potential.

♦ You are not willing to invest in the Securities based on the applicable Call Return Rate indicated on the cover hereof.

♦ You are unable or unwilling to hold securities that will be automatically called on the earliest Observation Date on which the Official Closing Price is equal to or greater than the Initial Price, or you are otherwise unable or unwilling to hold the Securities to maturity, a term of 5 years, and seek an investment for which there will be an active secondary market.

♦ You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating that would pay interest at prevailing market rates.

♦ You seek current income from your investment or prefer to receive the dividends paid on the Underlying Stock.

♦ You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also carefully review “Key Risks” beginning on page 6 of this pricing supplement and “Risk Factors” beginning on page S-1 of the Stock-Linked Underlying Supplement and beginning on page S-3 of the prospectus supplement.

3

Final Terms
Issuer	HSBC USA Inc. (“HSBC”)
Principal Amount	$10 per Security (subject to a minimum investment of $1,000).
Term	5 years, unless earlier called.
Trade Date	December 20, 2013
Settlement Date	December 31, 2013
Final Valuation Date[1]	December 20, 2018, subject to adjustment in the event of a Market Disruption Event.
Maturity Date[1]	December 28, 2018, subject to adjustment in the event of a Market Disruption Event.
Underlying Stocks	Common stock of Caterpillar Inc. (Ticker: CAT) Common stock of International Business Machines Corporation (Ticker: IBM) Common stock of AT&T Inc. (Ticker: T)
Call Feature	The Securities will be automatically called if the Official Closing Price of the Underlying Stock on any Observation Date is equal to or greater than the Initial Price. If the Securities are called, HSBC will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.
Call Settlement Dates	With respect to the first sixteen Observation Dates, two business days following the applicable Observation Date. For the Final Valuation Date, the Call Settlement Date will be the Maturity Date.
Call Price	The Call Price equals the Principal Amount per Security plus the applicable Call Return.
Call Return/Call Return Rate

The Call Return, and therefore the Call Price, increases the longer the Securities are outstanding and will be based on the applicable Call Return Rate. The Call Return Rate for the Securities linked to the common stock of Caterpillar Inc. is equal to 8.00% per annum, the Call Return Rate for the Securities linked to the common stock of International Business Machines Corporation is equal to 7.00% per annum, and the Call Return Rate for the Securities linked to the common stock of AT&T Inc. is equal to 10.00% per annum.

		Securities linked to the common stock of Caterpillar Inc.		Securities linked to the common stock of International Business Machines Corporation		Securities linked to the common stock of AT&T Inc.
Observation Date[1]	Call Settlement Date[1]	Call Return	Call Price (per $10.00 Security)	Call Return	Call Price (per $10.00 Security)	Call Return	Call Price (per $10.00 Security)
January 2, 2015	January 6, 2015	8.00%	$10.800	7.00%	$10.700	10.00%	$11.000
March 20, 2015	March 24, 2015	10.00%	$11.000	8.75%	$10.875	12.50%	$11.250
June 22, 2015	June 24, 2015	12.00%	$11.200	10.50%	$11.050	15.00%	$11.500
September 21, 2015	September 23, 2015	14.00%	$11.400	12.25%	$11.225	17.50%	$11.750
December 21, 2015	December 23, 2015	16.00%	$11.600	14.00%	$11.400	20.00%	$12.000
March 21, 2016	March 23, 2016	18.00%	$11.800	15.75%	$11.575	22.50%	$12.250
June 20, 2016	June 22, 2016	20.00%	$12.000	17.50%	$11.750	25.00%	$12.500
September 20, 2016	September 22, 2016	22.00%	$12.200	19.25%	$11.925	27.50%	$12.750
December 20, 2016	December 22, 2016	24.00%	$12.400	21.00%	$12.100	30.00%	$13.000
March 20, 2017	March 22, 2017	26.00%	$12.600	22.75%	$12.275	32.50%	$13.250
June 20, 2017	June 22, 2017	28.00%	$12.800	24.50%	$12.450	35.00%	$13.500
September 20, 2017	September 22, 2017	30.00%	$13.000	26.25%	$12.625	37.50%	$13.750
December 20, 2017	December 22, 2017	32.00%	$13.200	28.00%	$12.800	40.00%	$14.000
March 20, 2018	March 22, 2018	34.00%	$13.400	29.75%	$12.975	42.50%	$14.250
June 20, 2018	June 22, 2018	36.00%	$13.600	31.50%	$13.150	45.00%	$14.500
September 20, 2018	September 24, 2018	38.00%	$13.800	33.25%	$13.325	47.50%	$14.750
Final Valuation Date (December 20, 2018)	Maturity Date (December 28, 2018)	40.00%	$14.000	35.00%	$13.500	50.00%	$15.000

Payment at Maturity (per $10 Security)

If the Securities are not called, you will receive a payment on the Maturity Date calculated as follows:

If the Final Price of the Underlying Stock is equal to or greater than the Trigger Price on the Final Valuation Date, HSBC will pay you a cash payment on the Maturity Date equal to $10 per $10 Principal Amount of Securities.[2]

If the Final Price of the Underlying Stock is below the Trigger Price on the Final Valuation Date, HSBC will pay you a cash payment on the Maturity Date that is less than the Principal Amount, equal to:

$10 × (1 + Underlying Return).

In this case, you will have a loss that is proportionate to the decline in the Final Price from the Initial Price and you will lose some or all of your Principal Amount.

Underlying Return	Final Price - Initial Price
Initial Price
Trigger Price

For the Securities linked to CAT, $59.58 which is 67.00% of the Initial Price rounded to two decimal places.

For the Securities linked to IBM, $140.42 which is 78.00% of the Initial Price rounded to two decimal places.

For the Securities linked to T, $22.21 which is 64.75% of the Initial Price rounded to two decimal places.

Initial Price	The Official Closing Price of the relevant Underlying Stock on the Trade Date, as indicated on the cover page of this pricing supplement.
Final Price	The Official Closing Price of the relevant Underlying Stock on the Final Valuation Date.
Official Closing Price	On any scheduled trading day, the last reported sale price of the relevant Underlying Stock on the relevant exchange as determined by the Calculation Agent, adjusted by the Calculation Agent as described under “Additional Note Terms—Antidilution and Reorganization Adjustments” in the accompanying Stock-Linked Underlying Supplement.
Calculation Agent	HSBC USA Inc. or one of its affiliates.
Estimated Initial Value	The Estimated Initial Value of the Securities is less than the price you pay to purchase the Securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market, if any, at any time. The Estimated Initial Value set forth in this pricing supplement was calculated on the Trade Date. See “Risk Factors — The Estimated Initial Value of the Securities, Which Was Determined by Us on the Trade Date, Is Less Than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any.”
Business Day	A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York.
Payment When Offices or Settlement Systems Are Closed	If any payment is due on the Securities on a day that would otherwise be a “business day” but is a day on which the office of a paying agent or a settlement system is closed, we will make the payment on the next business day when that paying agent or system is open. Any such payment will be deemed to have been made on the original due date, and no additional payment will be made on account of the delay.

1 The Observation Dates, including the Final Valuation Date and therefore the Call Settlement Dates and the Maturity Date, are subject to postponement if a Market Disruption Event occurs.

2 Contingent repayment of principal is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

4

Investment Timeline

Investing in the Securities involves significant risks. You may lose some or all of your principal amount. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

5

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here. However, HSBC urges you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying Stock-Linked Underlying Supplement and the accompanying prospectus supplement. HSBC also urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	Risk of Loss at Maturity – The Securities differ from ordinary debt securities in that HSBC will not necessarily pay the full Principal Amount of the Securities. If the Securities are not called, HSBC will only pay you the Principal Amount of your Securities in cash if the Final Price is greater than or equal to the Trigger Price, and will only make that payment at maturity. If the Securities are not called and the Final Price is less than the Trigger Price, you will lose some or all of your initial investment in an amount proportionate to the decline in the Final Price from the Initial Price.

♦	The Contingent Repayment of Principal Applies Only if You Hold the Securities to Maturity – You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss even if the price of the Underlying Stock at that time is above the Trigger Price.

♦	The Estimated Initial Value of the Securities, Which Was Determined by Us on the Trade Date, Is Less Than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any – The Estimated Initial Value of the Securities was calculated by us on the Trade Date and is less than the price to public. The Estimated Initial Value reflects the implied borrowing rate we use to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Securities. The implied borrowing rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our implied borrowing rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Securities may be lower if it were based on the levels at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Securities to be more favorable to you. We determined the value of the embedded derivatives in the Securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market (if any exists) at any time.

♦	The Price of Your Securities in the Secondary Market, if Any, Immediately After the Trade Date Will Be Less Than the Price to Public – The price to public takes into account certain costs. These costs include the underwriting discount, our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Securities and the costs associated with structuring and hedging our obligations under the Securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Securities in the secondary market, if any, the price you would receive for your Securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlying Stock and changes in market conditions, and cannot be predicted with accuracy. The Securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Securities to maturity. Any sale of the Securities prior to maturity could result in a loss to you.

♦	If We Were to Repurchase Your Securities Immediately After the Settlement Date, the Price You Receive May Be Higher Than the Estimated Initial Value of the Securities – Assuming that all relevant factors remain constant after the Settlement Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately eight months after the Settlement Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Settlement Date of the Securities based on changes in market conditions and other factors that cannot be predicted.

♦	Reinvestment Risk – If your Securities are called early, the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an automatic call of the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you may incur transaction costs. Because the Securities may be called as early as one year after issuance, you should be prepared in the event the Securities are called early.

♦	Credit of Issuer – The Securities are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and could lose your entire investment.

♦	Higher Call Return Rates Are Generally Associated with a Greater Risk of Loss – Greater expected volatility with respect to the Underlying Stock reflects a higher expectation as of the Trade Date that the Official Closing Price of the Underlying Stock could be below the Trigger Price on the Final Valuation Date. This greater expected risk will generally be reflected in a higher Call Return Rate for that Security. However, while the Call Return Rate is a fixed amount, the Underlying Stock’s volatility can change significantly over the term of the Securities. The price of the Underlying Stock could fall sharply, which could result in a significant loss of principal.

6

♦	Limited Return on the Securities – The return potential of the Securities is limited to the applicable Call Return regardless of the appreciation of the Underlying Stock. In addition, because the Call Return, and therefore the Call Price, increases the longer the Securities have been outstanding, the Call Price payable on earlier Call Settlement Dates is less than the Call Price payable on later Call Settlement Dates. Your Securities could be called as early as the first quarterly Observation Date (January 2, 2015) and your return would therefore be less than if the Securities were called on a later date. If the Securities are not called, you may be exposed to the decline in the Official Closing Price of the Underlying Stock even though you were not able to participate in any appreciation in the Official Closing Price of the Underlying Stock. As a result, the return on an investment in the Securities could be less than the return on a hypothetical direct investment in the Underlying Stock.

♦	No Assurances of a Flat or Bullish Environment – While the Securities are structured to provide positive returns in a flat or bullish environment, we cannot assure you of the economic environment during the term or at maturity of your Securities and you may lose some or all of your investment if the Securities are not called.

♦	Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of our affiliates may offer to repurchase the Securities in the secondary market but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of our affiliates is willing to buy the Securities, which will exclude any fees or commissions you paid when you purchased the Securities.

♦	No Interest Payments– As a holder of the Securities, you will not receive interest payments.

♦	No Dividend Payments or Voting Rights – Owning the Securities is not the same as owning the Underlying Stock. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of shares of the Underlying Stock would have.

♦	Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS Financial Services Inc. or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or any of their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities and such research, opinions or recommendations may be revised at any time. Any such research, opinions or recommendations could affect the price of the Underlying Stock, and therefore, the market value of the Securities.

♦	Potential HSBC and UBS Financial Services Inc. Impact on Price – Trading or transactions by HSBC USA Inc., UBS Financial Services Inc., or any of their respective affiliates in the Underlying Stock, or in futures, options, exchange-traded funds or other derivative products on the Underlying Stock, may adversely affect the market value of the Underlying Stock, and, therefore, the market value of the Securities.

♦	Potential Conflicts of Interest – HSBC, UBS Financial Services Inc., or any of their respective affiliates may engage in business with the issuers of the Underlying Stock, which may present a conflict between the obligations of HSBC and you, as a holder of the Securities. The Calculation Agent, which may be HSBC or any of its affiliates, will determine the Payment at Maturity or the payment on a Call Settlement Date based on prices of the Underlying Stock in the market. The Calculation Agent can postpone the determination of the Official Closing Price on an Observation Date and the corresponding Call Settlement Date if a Market Disruption Event exists on that Observation Date. Furthermore, the Calculation Agent can postpone the determination of the Final Price and the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦	Market Price Prior to Maturity – The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the price of the Underlying Stock; the volatility of the Underlying Stock; the dividend rate paid on the Underlying Stock; the time remaining to the maturity of the Securities; interest rates; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of HSBC.

♦	There Is Limited Anti-dilution Protection – The Calculation Agent will adjust the Closing Price, which will affect the Underlying Return and, consequently, the Payment at Maturity if not previously called, for certain events affecting the Underlying Stock, such as stock splits and corporate actions. The Calculation Agent is not required to make an adjustment for every corporate action which affects the Underlying Stock. If an event occurs that does not require the Calculation Agent to adjust the amount of the shares of the Underlying Stock, the market price of the Securities may be materially and adversely affected. See “Additional Note Terms—Anti-dilution and Reorganization Adjustments” in the accompanying Stock-Linked Underlying Supplement for additional information.

♦	The Securities Are Not Insured or Guaranteed by Any Governmental Agency of the United States or Any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive any amount owed to you under the Securities and could lose your entire investment.

♦	Uncertain Tax Treatment – There is no direct legal authority as to the proper tax treatment of the Securities, and therefore significant aspects of the tax treatment of the Securities are uncertain as to both the timing and character of any inclusion in income in respect of the Securities. Under one reasonable approach, the Securities should be treated as pre-paid cash-settled executory contracts with respect to the relevant Underlying Stock. HSBC intends to treat the Securities consistent with this approach and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as pre-paid cash-settled executory contracts.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

For a more complete discussion of the U.S. federal income tax consequences of your investment in a Security, please see the discussion under “What Are the Tax Consequences of the Securities?” on page 9 and the discussion under “U.S. Federal Income Tax Considerations” in the prospectus supplement.

7

Hypothetical Scenario Analysis and Examples at Maturity

The scenario analysis and examples below are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the relevant Underlying Stock relative to the Initial Price. We cannot predict the Final Price or the Official Closing Price on any Observation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the relevant Underlying Stock. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment at maturity or upon an automatic call per $10.00 Security on a hypothetical offering of the Securities, based on the following assumptions:

Investment term:	5 years (unless earlier called)
Hypothetical Initial Price[1]:	$100
Hypothetical Trigger Price[1]:	$78.50 (78.50% of the hypothetical Initial Price)

Hypothetical Call Returns and Call Prices on Observation Dates:

Observation Dates	Call Return[2]	Call Price[2]
January 2, 2015	7.00%	$10.700
March 20, 2015	8.75%	$10.875
June 22, 2015	10.50%	$11.050
September 21, 2015	12.25%	$11.225
December 21, 2015	14.00%	$11.400
March 21, 2016	15.75%	$11.575
June 20, 2016	17.50%	$11.750
September 20, 2016	19.25%	$11.925
December 20, 2016	21.00%	$12.100
March 20, 2017	22.75%	$12.275
June 20, 2017	24.50%	$12.450
September 20, 2017	26.25%	$12.625
December 20, 2017	28.00%	$12.800
March 20, 2018	29.75%	$12.975
June 20, 2018	31.50%	$13.150
September 20, 2018	33.25%	$13.325
Final Valuation Date (December 20, 2018)	35.00%	$13.500

1 The actual Initial Prices and Trigger Prices are set forth on the cover page of this pricing supplement.

2 The Call Return and Call Price are based on a hypothetical Call Return Rate of 7.00% per annum. The actual applicable Call Return Rate that applies to each of the Securities is listed on the cover page.

Example 1— The Underlying Stock closes at $110.00 on the first Observation Date – the Securities are called.

Because the Official Closing Price of the Underlying Stock on the first Observation Date (January 2, 2015) is at or above the Initial Price, the Securities are automatically called at the applicable Call Price of $10.700 per Security, representing a 7.00% return on the Securities. As long as the Underlying Stock closes at or above the Initial Price on any of the seventeen Observation Dates, HSBC will pay you the applicable Call Price.

Example 2— The Underlying Stock closes below the Initial Price on each of the first sixteen Observation Dates and closes at $120.00 on the Final Valuation Date – the Securities are called.

Because (i) the Official Closing Price of the Underlying Stock on the first sixteen Observation Dates is below the Initial Price and (ii) the Official Closing Price of the Underlying Stock on the final Observation Date, (which is also the Final Valuation Date) is at or above the Initial Price, the Securities are automatically called at the applicable Call Price of $13.500 per Security, representing a 35.00% return on the Securities.

Example 3— The Underlying Stock closes below the Initial Price on all seventeen Observation Dates and closes at $90.00 on the Final Valuation Date – the Securities are NOT called.

Because the Official Closing Price of the Underlying Stock on all seventeen Observation Dates is below the Initial Price, the Securities are not automatically called. Furthermore, because the Final Price is not below the Trigger Price on the Final Valuation Date, HSBC will pay you the Principal Amount at maturity of $10.000 per Security (a return of zero percent).

Example 4— The Underlying Stock closes below the Initial Price on all seventeen Observation Dates. In addition, the Underlying Stock closes at $40.00 on the Final Valuation Date – the Securities are NOT called.

Because the Official Closing Price of the Underlying Stock on all seventeen Observation Dates is below the Initial Price, the Securities are not automatically called. Furthermore, because the Final Price is below the Trigger Price on the Final Valuation Date, your principal is fully exposed to any decrease in the Final Price relative to the Initial Price. Therefore you will suffer a loss on the Securities of 60.00%. Expressed as a formula:

Underlying Return = (40.00 – 100.00) / 100.00 = -60.00%

Payment at Maturity = $10 × (1 + -60%) = $4.000

In this example, you would lose some of your Principal Amount at maturity.

If the Final Price is below the Trigger Price on the Final Valuation Date, you are fully exposed to the negative Underlying Return, resulting in a loss of some or all of your principal that is proportionate to the decrease in the Official Closing Price from the Trade Date to the Final Valuation Date.

8

What Are the Tax Consequences of the Securities?

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities. Under one reasonable approach, the Securities should be treated as pre-paid cash-settled executory contracts with respect to the relevant Underlying Stock. HSBC intends to treat the Securities consistent with this approach, and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, and HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale, exchange or call and HSBC intends to treat any gain or loss upon maturity or an earlier sale, exchange or call as either short-term or long-term capital gain or loss, depending on your holding period in the Security at such time for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as Forward Contracts or Executory Contracts” in the prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as pre-paid cash-settled executory contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ from the treatment described above. For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the prospectus supplement) of a Security is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

HSBC will not attempt to ascertain whether any of the issuers of the relevant Underlying Stock would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the issuers of the relevant Underlying Stock were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuers of the relevant Underlying Stock and consult your tax advisor regarding the possible consequences to you if one or more of the issuers of the relevant Underlying Stock is or becomes a PFIC or USRPHC.

Withholding and reporting requirements under the legislation enacted on March 18, 2010 (as discussed beginning on page S-48 of the prospectus supplement) will generally apply to payments made after June 30, 2014. However, this withholding tax will not be imposed on payments pursuant to obligations outstanding on July 1, 2014. Additionally, with respect to non-U.S. holders, withholding due to any payment being treated as a “dividend equivalent” (as discussed beginning on page S-47 of the prospectus supplement) will begin no earlier than January 1, 2016. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the Securities.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

9

Information About the Underlying Stocks

Included on the following pages is a brief description of the issuers of each of the Underlying Stocks. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high, low and period end closing prices for each of the Underlying Stocks. The information given below is for the four calendar quarters in each of 2009, 2010, 2011 and 2012. Complete data is provided for the first three calendar quarter of 2013, and partial data is provided for the fourth calendar quarter of 2013. HSBC obtained the closing prices set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the Underlying Stocks as an indication of future performance.

Each of the Underlying Stocks is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to periodically file financial and other information specified by the SEC. Information filed by the respective issuer of each the Underlying Stock with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the respective issuers of the Underlying Stocks under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. designs, manufactures and markets construction, mining and forestry machinery. The company also manufactures engines and other related parts for its equipment, and offers financing and insurance. Caterpillar Inc. distributes its products through a worldwide organization of dealers. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00768 or its CIK Code: 0000018230.

Historical Information

The following table sets forth the quarterly high, low and period end closing prices for CAT, based on daily closing prices on its primary exchange, as reported by Bloomberg. CAT’s Official Closing Price on December 20, 2013 was $88.93. Past performance of the Underlying Stock is not indicative of its future performance.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/2/2009	3/31/2009	$47.05	$21.72	$27.96
4/1/2009	6/30/2009	$40.96	$27.50	$33.04
7/1/2009	9/30/2009	$54.70	$30.02	$51.33
10/1/2009	12/31/2009	$61.21	$47.50	$56.99
1/3/2010	3/31/2010	$64.42	$50.50	$62.85
4/1/2010	6/30/2010	$72.83	$55.51	$60.07
7/1/2010	9/30/2010	$80.00	$58.07	$78.68
10/1/2010	12/31/2010	$94.89	$76.52	$93.66
1/3/2011	3/31/2011	$111.97	$92.31	$111.35
4/1/2011	6/30/2011	$116.42	$94.21	$106.46
7/1/2011	9/30/2011	$112.64	$72.62	$73.84
10/3/2011	12/30/2011	$98.20	$67.55	$90.60
1/3/2012	3/30/2012	$116.95	$93.39	$106.52
4/2/2012	6/29/2012	$109.76	$80.97	$84.91
7/2/2012	9/28/2012	$94.27	$78.25	$86.04
10/1/2012	12/31/2012	$91.83	$80.16	$89.58
1/2/2013	3/29/2013	$99.70	$85.80	$86.97
4/1/2013	6/28/2013	$90.68	$79.50	$82.49
7/1/2013	9/30/2013	$89.00	$81.35	$83.37
10/1/2013*	12/20/2013*	$89.17	$81.87	$88.93

* This pricing supplement includes data for the fourth calendar quarter of 2013 from October 1, 2013 through December 20, 2013. Accordingly, the “Quarterly High,” “Quarterly Low,” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

10

The graph below illustrates the performance of CAT from December 20, 2008 through December 20, 2013, based on information from Bloomberg. The dotted line represents the Trigger Price equal to 67.00% of the Official Closing Price on December 20, 2013. Past performance of the Underlying Stock is not indicative of its future performance.

Historical Performance of the Common Stock of Caterpillar Inc.

Source: Bloomberg

11

International Business Machines Corporation

According to publicly available information, International Business Machines Corporation provides computer solutions through the use of advanced information technology. The company's solutions include technologies, systems, products, services, software, and financing. IBM offers its products through its global sales and distribution organization, as well as through a variety of third party distributors and resellers. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-02360 or its CIK Code: 0000051143.

Historical Information

The following table sets forth the quarterly high, low and period end closing prices for IBM, based on daily closing prices on its primary exchange, as reported by Bloomberg. IBM’s Official Closing Price on December 20, 2013 was $180.02. Past performance of the Underlying Stock is not indicative of its future performance.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/2/2009	3/31/2009	$99.86	$81.76	$96.89
4/1/2009	6/30/2009	$110.62	$95.70	$104.42
7/1/2009	9/30/2009	$122.88	$99.50	$119.61
10/1/2009	12/31/2009	$132.85	$117.31	$130.90
1/3/2010	3/31/2010	$134.25	$121.62	$128.25
4/1/2010	6/30/2010	$133.10	$116.00	$123.48
7/1/2010	9/30/2010	$136.11	$120.61	$134.14
10/1/2010	12/31/2010	$147.53	$134.39	$146.76
1/3/2011	3/31/2011	$167.72	$146.64	$163.07
4/1/2011	6/30/2011	$173.51	$161.52	$171.55
7/1/2011	9/30/2011	$185.61	$157.14	$175.03
10/3/2011	12/30/2011	$194.89	$168.93	$183.88
1/3/2012	3/30/2012	$209.11	$177.35	$208.65
4/2/2012	6/29/2012	$210.69	$187.00	$195.58
7/2/2012	9/28/2012	$208.32	$181.87	$207.45
10/1/2012	12/31/2012	$211.76	$184.78	$191.55
1/2/2013	3/29/2013	$215.90	$190.40	$213.30
4/1/2013	6/28/2013	$214.86	$187.68	$191.11
7/1/2013	9/30/2013	$200.91	$181.10	$185.18
10/1/2013*	12/20/2013*	$186.99	$172.57	$180.02

* This pricing supplement includes data for the fourth calendar quarter of 2013 from October 1, 2013 through December 20, 2013. Accordingly, the “Quarterly High,” “Quarterly Low,” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

12

The graph below illustrates the performance of IBM from December 20, 2008 through December 20, 2013, based on information from Bloomberg. The dotted line represents the Trigger Price equal to 78.00% of the Official Closing Price on December 20, 2013. Past performance of the Underlying Stock is not indicative of its future performance.

Historical Performance of the Common Stock of International Business Machines Corporation

13

Source: Bloomberg

AT&T Inc.

According to publicly available information, AT&T Inc. is a communications holding company that, through its subsidiaries and affiliates, provides local and long-distance phone service, wireless and data communications, internet access and messaging, IP-based and satellite television, security services, telecommunications equipment, and directory advertising and publishing. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08610 or its CIK Code: 0000732717.

Historical Information

The following table sets forth the quarterly high, low and period end closing prices for T, based on daily closing prices on its primary exchange, as reported by Bloomberg. T’s Official Closing Price on December 20, 2013 was $34.30. Past performance of the Underlying Stock is not indicative of its future performance.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/2/2009	3/31/2009	$29.46	$21.62	$25.20
4/1/2009	6/30/2009	$27.09	$23.38	$24.84
7/1/2009	9/30/2009	$27.68	$23.19	$27.01
10/1/2009	12/31/2009	$28.61	$25.00	$28.03
1/3/2010	3/31/2010	$28.67	$24.61	$25.84
4/1/2010	6/30/2010	$26.75	$23.78	$24.19
7/1/2010	9/30/2010	$29.15	$23.89	$28.60
10/1/2010	12/31/2010	$29.55	$27.50	$29.38
1/3/2011	3/31/2011	$30.96	$27.20	$30.60
4/1/2011	6/30/2011	$31.93	$29.91	$31.41
7/1/2011	9/30/2011	$31.77	$27.29	$28.52
10/3/2011	12/30/2011	$30.30	$27.41	$30.24
1/3/2012	3/30/2012	$31.97	$29.02	$31.23
4/2/2012	6/29/2012	$36.00	$29.95	$35.66
7/2/2012	9/28/2012	$38.58	$34.24	$37.70
10/1/2012	12/31/2012	$38.43	$32.71	$33.71
1/2/2013	3/29/2013	$36.87	$32.76	$36.69
4/1/2013	6/28/2013	$39.00	$34.10	$35.40
7/1/2013	9/30/2013	$36.31	$33.19	$33.82
10/1/2013*	12/20/2013*	$36.80	$33.09	$34.30

* This pricing supplement includes data for the fourth calendar quarter of 2013 from October 1, 2013 through December 20, 2013. Accordingly, the “Quarterly High,” “Quarterly Low,” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

14

The graph below illustrates the performance of T from December 20, 2008 through December 20, 2013, based on information from Bloomberg. The dotted line represents the Trigger Price equal to 64.75% of the Official Closing Price on December 20, 2013. Past performance of the Underlying Stock is not indicative of its future performance.

Historical Performance of the Common Stock of AT&T Inc.

Source: Bloomberg

15

Events of Default and Acceleration

If the Securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable in the same general manner as described in “Final Terms” in this pricing supplement. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Underlying Return, and the accelerated Maturity Date will be four business days after the accelerated Final Valuation Date. If a Market Disruption Event exists with respect to the Underlying Stock on that scheduled trading day, then the accelerated Final Valuation Date for the Underlying Stock will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days.

If the Securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Securities. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC has agreed to sell to the Agent, and the Agent has agreed to purchase, all of the Securities at the price indicated on the cover of this pricing supplement. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the accompanying prospectus supplement and the prospectus. The Agent may allow a concession not in excess of the underwriting discount to its affiliates for distribution of the Securities.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so. HSBC or HSBC’s affiliate will enter into swap agreements or related hedge transactions with one of HSBC’s other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Securities, but is under no obligation to make a market in the Securities and may discontinue any market-making activities at any time without notice. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the accompanying prospectus supplement.

Validity of the Securities
In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when the Securities offered by this pricing supplement have been executed and delivered by the Issuer and authenticated by the trustee pursuant to the Senior Indenture referred to in the prospectus supplement dated March 22, 2012, and issued and paid for as contemplated herein, such Securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated July 27, 2012, which has been filed as Exhibit 5.1 to the Issuer’s Current Report on Form 8-K dated July 27, 2012.

16